UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2010

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Term Loan Agreement and Bridge Credit Agreement

On August 13, 2010, Aon Corporation, a Delaware corporation (“Aon”), entered into a Three-Year Term Credit Agreement (the “Term Loan Agreement”) with Credit Suisse AG (“CS AG”), as administrative agent, the lenders party thereto (collectively, the “Term Loan Lenders”), Morgan Stanley Senior Funding, Inc., as syndication agent (“Morgan Stanley”), Bank of America, N.A. (“Bank of America”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and RBS Securities Inc. (“RBS”), as co-documentation agents, Credit Suisse Securities (USA) LLC (“CS USA”) and Morgan Stanley, as joint lead arrangers and joint bookrunners, and Bank of America, Deutsche Bank and RBS as co-arrangers, pursuant to which, subject to the conditions set forth in the Term Loan Agreement, the Term Loan Lenders committed to provide an unsecured term loan financing of up to $1.0 billion (the “Term Loan Facility”).  Concurrently with entering into the Term Loan Agreement, Aon entered into a Senior Bridge Term Loan Credit Agreement (the “Bridge Credit Agreement” and, together with the Term Loan Agreement, the “Credit Agreements”) with CS AG, as administrative agent, the lenders party thereto (collectively, the “Bridge Lenders”), Morgan Stanley, as syndication agent, Bank of America, Deutsche Bank and RBS, as co-documentation agents, CS USA and Morgan Stanley, as joint lead arrangers and joint bookrunners, and Bank of America, Deutsche Bank and RBS as co-arrangers, pursuant to which, subject to the conditions set forth in the Bridge Credit Agreement, the Bridge Lenders committed to provide an unsecured bridge financing of up to $1.5 billion (the “Bridge Facility” and, together with the Term Loan Facility, the “Facilities”).  The Term Loan Agreement and Bridge Credit Agreement contain the negotiated terms and conditions originally contemplated in the Debt Commitment Letter, dated as of July 11, 2010, among Aon, CS USA, CS AG and Morgan Stanley, which was filed as Exhibit 10.1 to the Current Report on Form 8-K, dated as of July 11, 2010 and filed by Aon on July 12, 2010.

Aon has the option to issue up to $1.5 billion in senior notes in lieu of all or a portion of the drawing under the Bridge Facility or to refinance all or a portion of the Bridge Facility at a later date. Aon currently expects to issue senior notes in lieu of drawing on the Bridge Facility.  The proceeds from these borrowings or issuances will be used by Aon to pay all or a portion of the cash consideration to be paid in the merger (the “Merger”) of Hewitt Associates, Inc., a Delaware corporation (“Hewitt”), with and into Alps Merger Corp., a Delaware corporation and wholly owned subsidiary of Aon (“Merger Sub”) pursuant to the Agreement and Plan of Merger, dated as of July 11, 2010, among Aon, Merger Sub, Alps Merger LLC, a Delaware limited liability company and wholly owned subsidiary of Aon, and Hewitt (the “Merger Agreement”), to refinance existing indebtedness of Hewitt and its subsidiaries and to pay related fees and expenses. The Credit Agreements provide, among other things, that the closings of the Term Loan Facility and the Bridge Facility are subject to certain conditions.

Facilities

The Term Loan Facility will mature three years following the closing date of the Merger and the Bridge Facility will mature 364 days following the closing date of the Merger. The Facilities will rank senior to or pari passu with all existing and future unsecured indebtedness of Aon.

The unused commitments under the Credit Agreements will terminate upon the first to occur of (i) 5:00 p.m., New York City time on March 31, 2011 or (ii) the abandonment or termination of the Merger Agreement or the public announcement by either Aon or Hewitt of its intention not to proceed with the Merger.

Interest Rate

Borrowings under the Facilities will bear interest, at Aon’s option, at a rate equal to either (a) the rate for eurodollar deposits as reflected on the applicable Reuters Screen LIBOR01 for the interest period relevant to such borrowing (adjusted for any statutory reserve requirements for eurocurrency liabilities) (the “Eurodollar Rate”), plus the applicable margin or (b) the highest of (i) the rate of interest publicly announced by CS AG as its prime rate, (ii) the federal funds effective rate from time to time plus 0.5% and (iii) the one month Eurodollar Rate plus 1.0%, plus the applicable margin. The Eurodollar Rate for borrowings under the Bridge Facility will be subject to a floor of 1.00%. The applicable margin for borrowings under the Facilities may change depending on Aon’s achievement of certain ratings, and, from the 90th day after the closing date of the Merger, the applicable margin for borrowings under the Bridge Facility will also be determined with reference to a credit default swap spread.

Prepayments and Redemptions

Subject to certain exceptions, the commitments in respect of the Bridge Facility under the Bridge Credit Agreement will be permanently reduced, and after the closing date, the outstanding loans under the Bridge Facility will be prepaid:

•                  with the net cash proceeds of the sale or other disposition of any property or assets outside the ordinary course of business (including, without limitation, insurance and condemnation proceeds) (subject to certain exceptions);

•                  with the net cash proceeds of issuances of equity interests (subject to certain exceptions); and

•                  with the net cash proceeds received from the incurrence of certain indebtedness for borrowed money (subject to certain exceptions).

Prior to the closing date of the Merger, commitments under the Facilities may be reduced in whole or in part at the election of Aon without premium or penalty. Following the closing date of the Merger, the Facilities may be prepaid in whole or in part at the election of Aon without premium or penalty; provided that loans bearing interest with reference to the Eurodollar Rate will be prepayable only on the last day of the related interest period unless Aon pays any related breakage costs.

Conditions Precedent

The Credit Agreements include customary conditions to funding, including, among others, the absence of a “material adverse effect” on Aon or Hewitt, in each case, consistent with the equivalent definition in the Merger Agreement, consummation of the Merger and the absence of any amendment or modification to the Merger Agreement materially adverse to CS USA or

Morgan Stanley (collectively, the “Arrangers”) of the Facilities, the lenders thereunder or Aon unless approved by the Arrangers, the delivery of financial information and other customary closing deliveries, including delivery by the chief financial officer of Aon of a solvency certificate in form and substance reasonably satisfactory to the Arrangers (or, at Aon’s option, a solvency opinion from an independent investment bank or valuation firm of nationally recognized standing, such opinion to be in form and substance reasonably satisfactory to the Arrangers), the receipt of minimum debt ratings of BBB- (with no negative outlook) from S&P and Baa3 (with no negative outlook) from Moody’s, repayment of certain Hewitt indebtedness and a pro forma ratio of total indebtedness to EBITDA of not in excess of 3.0 to 1.0 (giving effect to the Merger on a pro forma basis).

Covenants and Events of Default

The Facilities contain a number of covenants, including limitations on the following (subject in each case to materiality thresholds and certain other exceptions):

•                  subsidiary indebtedness, guarantees and hedging agreements;

•                  liens;

•                  dividends and share redemptions and repurchases;

•                  inconsistent agreements;

•                  asset sales;

•                  mergers and consolidations;

•                  ERISA;

•                  changes in fiscal year; and

•                  transactions with affiliates.

In addition, the Bridge Facility includes a limitation on acquisitions and investments, subject to certain exceptions, and a limitation on restricted payments that is more restrictive than the corresponding covenant in the Term Loan Facility, subject to certain exceptions.

Each Facility also includes a maximum consolidated leverage ratio of not more than 3.0 to 1.0 and minimum interest coverage ratio of not less than 4.0 to 1.0 (with add-backs permitted to consolidated EBITDA for fees and expenses and other one-time charges related to the merger, subject to certain caps).

The Facilities also contain certain customary events of default, including relating to non-payment, breach of covenants, cross-default to the other facility, cross-acceleration, bankruptcy and change of control.

The foregoing summaries of the Term Loan Agreement and Bridge Credit Agreement do not purport to be complete descriptions and are qualified in their entirety by reference to the terms and conditions of the Term Loan Agreement and Bridge Credit Agreement, copies of which are attached as Exhibit 10.1 and 10.2 and incorporated herein by reference.

Amendment to Existing Domestic Credit Agreement

On August 13, 2010, Aon, Citibank, N.A., as administrative agent (“Citibank”), and the lenders party thereto entered into Amendment No. 1 (the “Amendment”) to the $400,000,000 Three-Year Credit Agreement, dated as of December 4, 2009, among Aon, Citibank, JP Morgan Chase Bank, N.A., as syndication agent, and the lenders party thereto (the “Existing Domestic Credit Agreement”).

The Amendment modifies certain provisions of the Existing Domestic Credit Agreement for consistency with the Term Loan Agreement and the Bridge Credit Agreement and to accommodate the Term Loan Facility, the Bridge Facility (and any issuance of senior notes in lieu of all or a portion of the Bridge Facility), the Merger and the transactions contemplated thereby.  Such modifications include permitting add-backs to consolidated EBITDA for fees and expenses and other one-time charges related to the Merger (subject to certain caps), permitting restrictions set forth in existing Hewitt indebtedness for a specified period of time, modifying the maximum consolidated leverage ratio to adjust for the effects of any senior note issuance prior to consummation of the Merger, as well as certain other conforming changes and updates.

The foregoing summary of the Amendment does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Amendment, a copy of which is attached as Exhibit 10.3 and incorporated herein by reference.

Item 2.03.                                         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Safe Harbor Statement

This communication contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the possibility that the expected efficiencies and cost savings from the proposed transaction will not be realized, or will not be realized within the expected time period; the ability to obtain governmental approvals of the merger on the proposed terms and schedule contemplated by the parties; the failure of stockholders of Hewitt to approve the proposal to adopt the merger agreement; the failure of the stockholders of Aon to approve the proposal to approve the issuance of shares of Aon common stock to Hewitt stockholders in the merger; the loss of key Aon or Hewitt employees following the merger; the risk that the Aon and Hewitt businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships with customers, partners and others; the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; general economic conditions in different countries in which Aon and Hewitt do business around the world; changes in global equity and fixed income markets that could affect the return on invested assets; fluctuations in exchange and interest rates that could impact revenue and expense; rating agency actions that could affect Aon’s ability to borrow funds; changes in the funding status of Aon’s various defined benefit pension plans and the impact of any increased pension funding resulting from those changes; Aon’s ability to implement restructuring initiatives and other initiatives intended to yield cost savings, and the ability to achieve those cost savings; the impact on risk and insurance services commission revenues of changes in the availability of, and the premium insurance carriers charge for, insurance and reinsurance products, including the impact on premium rates and market capacity attributable to catastrophic events; the outcome of inquiries from regulators and investigations related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws; the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries; the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions; the cost of resolution of other contingent liabilities and loss contingencies, including potential liabilities arising from error and omissions claims against Aon or Hewitt; the extent to which Aon and Hewitt retain existing clients and attract new businesses; the extent to which Aon and Hewitt manage certain risks created in connection with the various services, including fiduciary and advisory services, among others, that Aon and Hewitt currently provide, or will provide in the future, to clients; the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which Aon and Hewitt operate, particularly given the global scope of Aon’s and Hewitt’s businesses and the possibility of conflicting regulatory requirements across jurisdictions in which Aon and Hewitt do business; and the ability to realize the anticipated benefits to Aon of the Benfield merger.  Further information concerning Aon, Hewitt, and their business, including factors that potentially could materially affect Aon’s and Hewitt’s financial results, is contained in Aon’s and Hewitt’s filings with the Securities and Exchange Commission (the “SEC”).  See Aon’s and Hewitt’s Annual Reports on Form 10-K and Annual Reports to Stockholders for the fiscal years ended December 31, 2009 and September 30, 2009, respectively, and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our businesses. Neither Aon nor Hewitt undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval.  This communication is being made in respect of the proposed transaction involving Aon and Hewitt.  In connection with the proposed merger, Aon filed with the SEC a registration statement on Form S-4 that included a preliminary joint proxy statement of Aon and Hewitt that also constitutes a preliminary prospectus of Aon, and each of the companies may be filing with the SEC other documents regarding the proposed transaction. At the appropriate time, Aon and Hewitt will mail the definitive joint proxy statement/prospectus regarding the proposed merger to their respective stockholders. Before making any voting or investment decision, investors and stockholders are urged to read carefully in their entirety the definitive joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed by either Aon or Hewitt with the SEC when they become available because they will contain important information about the proposed transaction.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov), by accessing Aon’s website at www.aon.com under the heading “Investor Relations” and then under the link “SEC Filings” and from Aon by directing a request to Aon at Aon Corporation, 200 E. Randolph Street, Chicago, Illinois 60601, Attention: Investor Relations, and by accessing Hewitt’s website at www.hewitt.com under the heading “Investor Relations” and then under the link “Reports & SEC Filings” and from Hewitt by directing a request to Hewitt at Hewitt Associates, Inc., 100 Half Day Road, Lincolnshire, Illinois 60069, Attention: Investor Relations.

Aon and Hewitt and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Aon’s directors and executive officers in its definitive proxy statement filed with the SEC on April 7, 2010. You can find information about Hewitt’s directors and executive officers in its definitive proxy statement filed with the SEC on December 16, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents from Aon and Hewitt using the contact information above.

Item 9.01.                                          Financial Statements and Exhibits.

(a)-(c)                Not applicable.

(d)                                 Exhibits:

10.1            Three-Year Term Credit Agreement, dated as of August 13, 2010, among Aon Corporation, Credit Suisse AG, as administrative agent, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as syndication agent, Bank of America, N.A., Deutsche Bank Securities Inc. and RBS Securities Inc., as co-documentation agents, Credit Suisse Securities (USA) LLC  and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and Bank of America, N.A., Deutsche Bank Securities Inc. and RBS Securities Inc. as co-arrangers

10.2            Senior Bridge Term Loan Credit Agreement, dated as of August 13, 2010, among Aon Corporation, Credit Suisse AG, as administrative agent, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as syndication agent, Bank of America, N.A., Deutsche Bank Securities Inc. and RBS Securities Inc., as co-documentation agents, Credit Suisse Securities (USA) LLC  and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and Bank of America, N.A., Deutsche Bank Securities Inc. and RBS Securities Inc. as co-arrangers

10.3            Amendment No. 1 to the Credit Agreement, dated as of December 4, 2009, among Aon, Citibank, N.A., as administrative agent, JP Morgan Chase Bank, N.A., as syndication agent, and the lenders party thereto, among Aon Corporation, Citibank, N.A., as administrative agent, and the lenders party thereto, dated as of August 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Jennifer L. Kraft
Jennifer L. Kraft
Vice President and Secretary

Date: August 16, 2010

EXHIBIT INDEX

10.1            Three-Year Term Credit Agreement, dated as of August 13, 2010, among Aon Corporation, Credit Suisse AG, as administrative agent, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as syndication agent, Bank of America, N.A., Deutsche Bank Securities Inc. and RBS Securities Inc., as co-documentation agents, Credit Suisse Securities (USA) LLC  and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and Bank of America, N.A., Deutsche Bank Securities Inc. and RBS Securities Inc. as co-arrangers

10.2            Senior Bridge Term Loan Credit Agreement, dated as of August 13, 2010, among Aon Corporation, Credit Suisse AG, as administrative agent, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as syndication agent, Bank of America, N.A., Deutsche Bank Securities Inc. and RBS Securities Inc., as co-documentation agents, Credit Suisse Securities (USA) LLC  and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and Bank of America, N.A., Deutsche Bank Securities Inc. and RBS Securities Inc. as co-arrangers

10.3            Amendment No. 1 to the Credit Agreement, dated as of December 4, 2009, among Aon, Citibank, N.A., as administrative agent, JP Morgan Chase Bank, N.A., as syndication agent, and the lenders party thereto, among Aon Corporation, Citibank, N.A., as administrative agent, and the lenders party thereto, dated as of August 13, 2010